                                                                                                                            EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-158916) pertaining to the International Shipholding Corporation 2009 Stock Incentive Plan of our report dated March 6, 2009 (except for paragraph 3 of Note 1, as to which the date is June 26, 2009), with respect to the consolidated financial statements of International Shipholding Corporation, included in this Form 10-K/A.

                                                                                                                /s/ Ernst & Young LLP

New Orleans, Louisiana
June 26, 2009